Exhibit 99

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of ATMI, Inc. (the “Company”) for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), as Chief Executive Officer of the Company and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eugene G. Banucci Name: Eugene G. Banucci, Ph.D. Title: Chief Executive Officer Date: May 2, 2003

/s/ Daniel P. Sharkey Name: Daniel P. Sharkey Title: Chief Financial Officer Date: May 2, 2003

A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to ATMI, Inc. and will be retained by ATMI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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